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                                                               EXHIBIT (h)(5)(b)

                                   Exhibit A
                  Pacific Funds Sub-Administration Agreement


                          PF AIM Blue Chip Fund
                          PF AIM Aggressive Growth Fund
                          PF INVESCO Health Sciences Fund
                          PF INVESCO Technology Fund
                          PF Janus Strategic Value Fund
                          PF Janus Growth LT Fund
                          PF Lazard International Value Fund
                          PF MFS Mid-Cap Growth Fund
                          PF MFS Global Growth Fund
                          PF PIMCO Managed Bond Fund
                          PF Pacific Life Money Market Fund
                          PF Putnam Equity Income Fund
                          PF Putnam Research Fund
                          PF Salomon Brothers Large-Cap Value Fund

AGREED TO & ACCEPTED BY:

PACIFIC FUNDS

By: /s/ Glenn S. Schafer
   ----------------------------
Name:  Glenn S. Schafer
Title: President


PFPC Inc.

By: /s/ Stephen M. Wynne
   ----------------------------
Name:  Stephen M. Wynne
Title: Executive Vice President


PACIFIC LIFE INSURANCE COMPANY

By: /s/ Glenn S. Schafer                  By: /s/ Audrey L. Milfs
   ----------------------------              ---------------------------
Name:  Glenn S. Schafer                   Name:  Audrey L. Milfs
Title: President & Secretary              Title: Vice President

Effective: December 31, 2001